AGREEMENT

                            To Establish and Operate

             Coin Communications Ltd., a Co-operative Joint Venture

This AGREEMENT, signed this 10th day of April, A.D. 2000,

BETWEEN: ZHONG-NAN TIEN COMPANY, a privately owned company in China (hereinafter called ZNT),

                                              OF THE FIRST PART
AND
               CHINA COHY COMMUNICATIONS CORPORATION, a USA corporation incorporated in Delaware (hereinafter called CCCC),

                                              OF THE SECOND PART
AND
               CHINA ENTERPRISE INVESTMENT COMPANY, a privately-owned company in China (hereinafter called CEIC),

                                              OF THE THIRD PART

WHEREAS the parties hereto desire to establish a co-operative joint venture in China, to be named COHY COMMUNICATIONS LTD. (hereinafter called CCL);

     NOW THEREFORE THIS AGREEMENT WITNESSETH in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto mutually covenant and agree together as follows:

     1. The parties hereto covenant and agree to cause to be incorporated a cooperative China (10%) - USA (90%) joint venture with authorized capital of $2,500,000 under the laws of China, with its operations in China, with articles of incorporation and bylaws to be agreed upon, named CCL. Its life shall be 25 years.

     2. The parties hereto covenant and agree that the primary purpose for establishing the joint venture is to assume the Railway TV System's development, production and sale project from CEIC who has funded its concept development stage.

     3. The parties hereto covenant and agree that the business of CCL will be to: develop manufacture and market wireless controlled closed-circuit TV communications systems and equipment for Chinese railway trains and stations, and, fibre optic exchange equipment for telecom installations in China together with related business activities, some of which are yet to be identified.


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     4. The parties hereto covenant and agree to establish a strategic alliance with Cohy Enterprise Investment Co. Ltd. (CEIC) for the purposes of providing CCL with the documentation, test results, contracts, facilities and personnel required to manage and operate its business in an effective and profitable manner.

     5. The parties hereto covenant and agree that a Board of Directors of three
(3) or more members will be responsible for managing CCL. The parties further covenant and agree that CCCC will appoint the majority of Board members and select the Chairman/CEO and Chief Financial Officer. ZNT will select the Vice Chairman/General Manager and Chief Engineer.

     6. The parties hereto covenant and agree that, for the Board of CCL, the respective representatives of ZNT are: Chairperson Ms. Jiang Min and Patent Co-Holder Mr. Zhang Jian; and, for CCCC: Chairman Liang Bao Hua, Vice-Chairman & CEO Ben Leboe, President and COO Wu Rong Guang and Executive Vice President Kevin Nagel. Others may be substituted or added on approval by TNT and CCCC.

     7. The parties hereto covenant and agree that 80% of CCL's net profit will be distributed to its joint venture partners, and, that 20% of net profit will be retained for statutory and contingency reserves.

     8. ZNT covenants and agrees to contribute $250,000 on the closing date, in exchange for a 10% ownership interest in CCL.

     9. CCCC covenants and agrees to contribute $2,250,000 from a planned private placement or public offering, on the closing date, in exchange for a 90% ownership interest in CCL. Furthermore, CCCC covenants and agrees to manage the newly established joint venture company, and to acquire the Railway TV project documentation, test results, contracts and business arrangements from CEIC for an amount equal to CEIC's costs, up to $550,000, which, is payable in common shares of CCCC valued at the same price as is proposed to be offered to the public.

     10. CEIC and ZNT covenants and agrees to provide CCL with the rights to use its patented wireless, closed-circuit TV system together with all of the agreements that they have organized to become the exclusive supplier of the wireless TV system to the railways of China, and, all other markets. Furthermore, CEIC covenants and agrees to provide CCL with the required facilities, documentation, test results, contracts and personnel to effectively manage and operate the business of CCL. Accordingly, CEIC will deliver to CCL all management and control of the patented TV system; supply facilities and production employees to CCL on a contractual basis at cost; and, provide CCL with the rights to manufacture and sell, without restriction, its self-designed inter-exchange telecom equipment, digital exchange equipment and fibre digital telecommunications equipment.

     11. The parties hereto agree upon the closing date that the respective equity and voting interests of the parties shall be as follows:

                CCCC    90% (via $2.25 million authorized capital)
                TNT     10% (via $250,000 authorized capital)


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In the event that any party owns more or less than the interest described above as a result of amendments approved by TNT and CCCC, the parties agree to adjust their voting interest accordingly.

     12. The parties further acknowledge that this AGREEMENT reflects the understanding of the parties and that such further and other documents and documentation shall be necessary to effect the incorporation of CCL. Furthermore, the parties agree individually to assist, as may be required, in both the formation of CCL and the sale of CCCC's common shares as described herein.

     13. The parties hereto agree to use their best efforts to obtain the approval and consent of regulatory authorities in China and USA according to the terms and conditions of this agreement and to provide such documents as may be reasonably required to evidence such approval and consent.. The parties further agree to form CCL, as herein described, without delay and at the earliest possible date.

     14. The parties further acknowledge that this AGREEMENT and any subsequent agreements shall be construed and interpreted pursuant to the laws of China.

     15. The parties agree that the closing date shall be a date that is consistent with the dates for payment of funds identified in the Chinese Cooperative Joint Venture By-Laws, or, a later date as agreed to by the parties.

     IN WITNESS WHEREOF the parties hereto set their hands, this 10th day of April, 2000.


                         /s/ Jiang Min
                         ---------------------------------------------
                         Zhong -- Nan Tien Company
                         Per: Ms. Jiang Min, Chairperson


                         /s/ Ben Leboe
                         ---------------------------------------------
                         China Cohy Communications Corporation
                         Per: Mr. Ben Leboe, President


                         /s/ Liang Bao
                         ---------------------------------------------
                         Cohy Enterprise Investment Company (CHIC)
                         Per: Mr, Liang Bao, Chairman


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